Exhibit 99.1

Reconciliation of Income from Continuing Operations Before Taxes and Minority Interest to EBITDA by Operating Segment

(in millions)

	Community
	Residential	Commercial			Corporate
	Real Estate	Real Estate	Forestry	St. Joe Land	& Other	Consolidated

For the Three Months Ended September 30, 2003
Income from continuing operations before taxes and minority interest	$31.9	$0.3	$1.7	$14.8	$(12.0)	$36.7
Plus:
Depreciation & amortization	2.0	3.6	1.0	0.1	0.6	$7.3
Interest expense	2.5	2.0	—	—	1.1	$5.6
Less:
Cumulative effect of a change in accounting principle	—	—	—	—	(16.1)	$(16.1)

EBITDA	$36.4	$5.9	$2.7	$14.9	$(26.4)	$33.5

For the Three Months Ended September 30, 2002
Income from continuing operations before taxes and minority interest	$21.4	$(1.0)	$1.7	$8.6	$(11.2)	$19.5
Plus:
Depreciation & amortization	1.1	3.0	1.0	—	0.9	$6.0
Interest expense	1.8	2.1	—	—	2.2	$6.1
Less:
Minority interest	—	—	—	—	(0.3)	$(0.3)

EBITDA	$24.3	$4.1	$2.7	$8.6	$(8.4)	$31.3

EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. Prior year EBITDA has been changed to conform with the SEC’s current guidance on non-GAAP financial measures.